Exhibit 99.1
Contact:

Jon W. Clark
Chief Financial Officer
(888) 686-0112
-Or-
Ashley M. Mancuso
Investor Relations
(888) 686-0112
Gramercy Property Trust Reports 2016 Full Year and Fourth Quarter Financial Results
NEW YORK, N.Y. – February 28, 2017 – Gramercy Property Trust (NYSE: GPT) today reported financial results for the full year and the fourth quarter of 2016.
Operating Results:

($ in thousands, except per share data)	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Net income (loss) to common shareholders	$4,769	$(51,215)	$27,124	$(54,162)
Net income (loss) per common share[1]	$0.03	$(0.70)	$0.19	$(0.89)

FFO available to common shareholders and unitholders	$69,118	$(22,522)	$274,509	$42,136
FFO per common share[1]	$0.49	$(0.30)	$1.93	$0.67

Core FFO available to common shareholders and unitholders	$72,264	$36,998	$314,361	$115,361
Core FFO per common share[1]	$0.51	$0.50	$2.21	$1.85

AFFO available to common shareholders and unitholders	$68,881	$34,618	$288,572	$101,279
AFFO per common share[1]	$0.48	$0.46	$2.03	$1.62

1.	All share and per share amounts in this press release are presented on a diluted basis and are adjusted for the 1-for-3 reverse share split completed on December 30, 2016.
Fourth Quarter 2016 Highlights

•
Acquired 29 properties in twelve separate transactions for an aggregate purchase price of approximately $718.5 million (6.5% initial cash cap rate; 6.9% annualized straight-line cap rate) with a weighted average remaining lease of approximately 6.4 years at closing.

•
Disposed of four single-tenant office buildings: three in the U.S. for aggregate gross proceeds of $106.3 million and one in Coventry, United Kingdom for £9.0 million. Additionally, the Company's 80% joint venture disposed of one single-tenant industrial asset in Rugby, United Kingdom for pro rata gross proceeds of £12.0 million. The weighted average remaining lease term for the five sold properties was 7.7 years at closing and the blended exit cap rate was 6.3% on next twelve months NOI.

•	Completed a 1-for-3 reverse share split of the Company's common shares and its outstanding units on December 30, 2016.

•	Provided fiscal year 2017 earnings guidance, as follows:

◦	Core FFO of $2.10 - $2.25 per diluted common share

◦	AFFO of $1.95 - $2.10 per diluted common share

•	Launched an “at-the-market” equity issuance program in January 2017, pursuant to which the Company may offer and sell common shares with an aggregate gross sales price of up to $375.0 million.

•
Entered into an agreement to wind-up the asset management agreement with KBS at the end of the first quarter of 2017. The Company will earn asset management fees plus the potential for incremental incentive fees through the end of the arrangement.

•	Subsequent to quarter-end, declared a first quarter 2017 common share dividend of $0.375 per share.

Summary
NEW YORK, N.Y. – February 28, 2017 – Gramercy Property Trust (NYSE: GPT) today reported net income to common shareholders of $4.8 million, or $0.03 per diluted common share, for the three months ended December 31, 2016, and net income to common shareholders of $27.1 million, or $0.19 per diluted common share for the full year ended December 31, 2016. Net income for the three months ended December 31, 2016 includes $3.5 million of other income attributable to the reversal of an accrual for a tenant audit which was settled for a lower amount than originally estimated. Net income was reduced by $2.7 million, of which $10.1 million is reported as impairment of real estate investments, and is offset by gains of $5.5 million in equity of net income (loss) of unconsolidated investments, $409 thousand of gains in discontinued operations, and $1.5 million of net gains on disposals.
For the quarter, the Company generated NAREIT defined FFO of $69.1 million, or $0.49 per diluted common share, and for the year ended December 31, 2016, FFO was $274.5 million, or $1.93 per diluted common share. The Company also reported Core FFO of $72.3 million, or $0.51 per diluted common share during the quarter, and for the year ended December 31, 2016, Core FFO was $314.4 million, or $2.21 per diluted common share. The Company generated adjusted funds from operations, or AFFO, of $68.9 million, or $0.48 per diluted common share during the quarter, and for the year ended December 31, 2016, AFFO was $288.6 million, or $2.03 per diluted common share. A reconciliation of FFO, Core FFO and AFFO to net income available to common shareholders is included in this press release.
For the fourth quarter of 2016, the Company recognized total revenues of $126.2 million compared to $131.1 million reported in the prior quarter. The decrease of $4.9 million, or 3.7%, is primarily attributable to $4.5 million of additional amortization of below market lease intangibles in the third quarter of 2016.
The Company reaffirms its previously announced outlook for 2017 with expected Core FFO of $2.10 - $2.25 per diluted common share and expected AFFO of $1.95 - $2.10 per diluted common share. This outlook assumes acquisition of properties of $400.0 million to $1.0 billion and disposition of properties of $200.0 million to $400.0 million and assumes zero to $400.0 million in equity raised.
As of December 31, 2016, the Company owned interests in 318 properties containing an aggregate of approximately 65.0 million rentable square feet with 98.5% occupancy and an ABR weighted average remaining lease term of 7.6 years.
Property Acquisitions
In the fourth quarter of 2016, the Company acquired 29 industrial properties in twelve separate transactions for an aggregate purchase price of approximately $718.5 million (6.5% initial cap rate; 6.9% annualized straight-line cap rate) with a weighted average remaining lease term of approximately 6.4 years at closing.
With these acquisitions, the Company acquired approximately $1.4 billion of single and multi-tenant assets in the United States and Canada in 2016. The weighted average entry cap rate for these acquisitions is 6.8%. Currently, the Company has approximately $130.0 million in acquisitions under contract or under signed LOI.
Fourth quarter 2016 property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
Acq. Date	Location	MSA	Property Type	Rentable Square Feet	Purchase Price	Occupancy	Acq. Cash NOI	S/L NOI
10/3/2016	Anaheim, CA	Los Angeles	Industrial	64,846	$9,000	100.0%	$507	$550
10/5/2016	Naperville, IL	Chicago	Industrial	440,343	33,600	100.0%	2,134	2,520
10/6/2016	Henderson, NV	Las Vegas	Industrial	232,856	25,300	100.0%	1,394	1,606
10/11/2016	Black Creek, GA	Savannah	Industrial	604,930	32,900	100.0%	2,221	2,374
10/13/2016	Montgomery, NY	New York/New Jersey	Industrial	118,335	23,775	100.0%	1,759	1,766
10/14/2016	Oakland, CA	Bay Area	Industrial	66,913	12,300	100.0%	790	895
11/22/2016	Elkridge, MD	Baltimore/Washington	Industrial	40,900	5,550	100.0%	391	433
11/29/2016	Commerce City, CO	Denver	Industrial	140,630	12,000	100.0%	773	831
12/9/2016	Swedesboro, NJ	Philadelphia	Industrial	197,500	15,350	100.0%	960	1,059
12/9/2016	West Chester, OH	Cincinnati	Industrial	195,280	9,800	100.0%	666	735
12/15/2016	Jacksonville, FL	Jacksonville	Industrial	469,830	22,500	100.0%	1,784	1,821
12/15/2016	McDonough, GA	Atlanta	Industrial	676,000	26,700	100.0%	1,649	1,649
12/15/2016	Fairburn, GA	Atlanta	Industrial	1,145,378	74,000	100.0%	4,088	4,346
12/15/2016	Summerville, SC	Charleston	Industrial	1,100,235	63,000	100.0%	3,770	4,195
12/15/2016	Southaven, MS	Memphis	Industrial	740,844	34,310	100.0%	2,156	2,401
12/15/2016	Southaven, MS	Memphis	Industrial	373,644	17,000	53.0%	497	677
12/15/2016	Memphis, TN	Memphis	Industrial	829,464	33,250	100.0%	2,369	2,419
12/15/2016	Memphis, TN	Memphis	Industrial	540,000	21,500	100.0%	1,459	1,474
12/15/2016	Plainfield, IN	Indianapolis	Industrial	804,586	35,200	100.0%	2,350	2,454
12/15/2016	Plainfield, IN1	Indianapolis	Industrial	493,500	23,300	100.0%	1,873	1,886
12/15/2016	West Chester, OH	Cincinnati	Industrial	479,512	20,230	100.0%	1,629	1,643
12/15/2016	West Chester, OH	Cincinnati	Industrial	345,600	14,570	100.0%	1,064	1,086
12/15/2016	Walton, KY	Cincinnati	Industrial	603,586	30,000	100.0%	2,331	2,378
12/15/2016	Irving, TX	Dallas	Industrial	527,100	33,000	100.0%	1,919	1,946
12/15/2016	Fairfield, CA	Bay Area	Industrial	607,208	48,500	100.0%	2,830	3,368
12/15/2016	Woodland, CA	Sacramento	Industrial	260,400	12,000	100.0%	969	1,004
12/15/2016	Woodland, CA	Sacramento	Industrial	260,400	11,500	100.0%	899	922
12/20/2016	York, PA	Central PA	Industrial	85,195	7,825	100.0%	577	617
12/28/2016	Alpharetta, GA	Atlanta, GA	Industrial	138,000	10,500	100.0%	672	738
Totals				12,583,015	$718,460	98.6%	$46,480	$49,793

1.
The Plainfield, IN property's purchase price is reduced by $3.0 million that the Company may owe at a later date based upon various leasing contingencies negotiated between the Company and the seller of the portfolio.

Property Dispositions
Pursuant to the Company's previously announced disposition plan, during the quarter, the Company disposed of three single-tenant office buildings in the U.S. for aggregate gross proceeds of $106.3 million and one single-tenant office building in Coventry, United Kingdom for £9.0 million. The weighted average remaining lease term for the four sold properties was 7.6 years at closing and the blended exit cap rate was 6.8% on next twelve months NOI.
For the year ended December 31, 2016, the Company has sold over $1.5 billion of single and multi-tenant assets in the United States and Europe. These property sales are a part of the Company’s previously announced plan to dispose of select non-core assets following the merger with Chambers Street Properties. The weighted average exit cap rate for these dispositions is 6.8% and reflects the Company’s pro rata share of joint venture assets acquired and sold. Subsequent to quarter end, the Company disposed of a single tenant office building in Chantilly, VA for $25.3 million. Currently, the Company has approximately $147.1 million of assets under contract or in the market for sale.
Fourth quarter 2016 property dispositions are summarized in the chart below:

Wholly Owned Dispositions
(Dollar amount in thousands)
Disp. Date	Location	MSA	Property Type	Rentable Square Feet	Sale Price	Disp. Cash NOI
11/7/2016	San Diego, CA	San Diego	Office	132,685	$38,000	$2,234
11/18/2016	Lake Mary, FL	Tampa/Orlando	Office	108,499	20,000	1,726
11/21/2016	Las Colinas, TX	Dallas	Office	226,822	48,300	3,785
12/23/2016	Coventry, U.K.[1]	Europe	Office	50,502	11,106	203
Totals				518,508	$117,406	$7,948

1.	The asset located in Coventry, United Kingdom assumes an exchange rate of 1.2340 USD per GBP. NTM NOI for the Coventry asset includes the impact of free rent.
European Joint Ventures
At December 31, 2016, the Company owns a 14.2% interest in the Gramercy European Property Fund, an 80% interest in the Goodman U.K. joint venture, and a 5.1% interest in the former Goodman Europe joint venture (now 94.9% owned by the Gramercy European Property Fund). Collectively these European joint ventures aggregate $79.2 million of carrying value on the Company's balance sheet.
During the fourth quarter of 2016, Gramercy Europe acquired one property. Since inception, Gramercy Europe has acquired 34 properties for €660.0 million which includes the properties previously part of the former Goodman Europe joint venture. The Company received distributions of $5.3 million from the Company's European joint venture in the fourth quarter of 2016.
The Company’s United Kingdom joint venture with Goodman Group, or Goodman U.K. joint venture, disposed of a single-tenant logistics building located in Rugby, United Kingdom for pro rata gross proceeds of £12.0 million to the Company. Prior to the sale, the joint venture extended the existing lease with a global logistics provider. The Goodman U.K. joint venture has two remaining warehouses that are currently being repositioned and are expected to be disposed of in the first half of 2017.
Leasing Activity
During the fourth quarter of 2016, the Company executed seven lease renewals aggregating approximately 1.7 million square feet for an average lease term of 6.6 years. In addition, two new leases and seven renewals commenced during the fourth quarter of 2016 aggregating approximately 2.0 million square feet for an average lease term of 7.8 years.
Gramercy Asset Management
The Company's asset and property management business, which operates under the name Gramercy Asset Management, currently manages approximately $1.2 billion of commercial properties for third parties, including $875.0 million in Europe. In the fourth quarter of 2016, the Company entered into an agreement to wind-up the asset management agreement with KBS at the end of the first quarter of 2017. The Company will earn asset management fees plus the potential for incremental incentive fees through the end of the arrangement.
In the fourth quarter of 2016, Gramercy Asset Management recognized fee revenues of $5.2 million in property management, asset management, and administrative fees, as compared to $7.2 million for the prior quarter. The decrease in fees of approximately $2.0 million for the fourth quarter of 2016 is primarily attributable to incremental incentive fees earned on the managed portfolio during the third quarter of 2016. Gramercy Asset Management recorded $1.0 million in incentive fees earned from the Company's third-party asset management business for the fourth quarter of 2016, compared to $2.9 million for the prior quarter.
Corporate
As of December 31, 2016, the Company maintained approximately $851.7 million of liquidity, as compared to approximately $900.3 million of liquidity reported at the end of the prior quarter. Liquidity includes $67.5 million of unrestricted cash as compared to approximately $56.4 million reported at the end of the prior quarter. During the quarter, the Company drew down $230.0 million and repaid $327.5 million previously drawn on the Senior Unsecured Revolving Credit Facility.  As of December 31, 2016, there were $65.8 million of borrowings outstanding under the revolving credit facility.
On December 30, 2016, the Company completed a 1-for-3 reverse share split of the Company's common shares and its outstanding units of GPT Operating Partnership LP, resulting in the reduction of the outstanding common shares of beneficial interest from approximately 422.0 million to approximately 140.6 million.
The Company completed the private placement of $350.0 million in senior unsecured notes, consisting of $150.0 million of notes due December 2022 having a fixed interest rate of 3.89%, $100.0 million of notes due December 2025 having a fixed interest rate of 4.26%, and $100.0 million of notes due December 2026 having a fixed interest rate of 4.32%, resulting in a weighted average maturity of 8.0 years and a weighted average fixed interest rate of 4.12%. In December 2016, the Company entered in to a fixed-

pay swap on the 3-year $300.0 million term loan due January 2019, resulting in an effective interest rate of 2.33%. With the swap, the Company’s floating rate debt exposure was reduced to approximately 2.7% of borrowings as of December 31, 2016.
During the fourth quarter of 2016, the Company also assumed $198.2 million of mortgages secured by 16 of the 17 properties in the $520.6 million logistics portfolio acquired.
General and administrative, or G&A, expenses were $9.3 million for the quarter ended December 31, 2016 compared to $8.2 million in the prior quarter. G&A expenses included non-cash share compensation costs of approximately $1.6 million for the quarter ended December 31, 2016 compared to $1.3 million in the prior quarter. The increase in G&A expenses of $1.1 million is primarily due to increased compensation costs. Acquisition costs for the quarter ended December 31, 2016 included no merger-related costs compared to acquisition costs for the quarter ended December 31, 2015, which included $47.4 million of merger-related costs.
Subsequent to quarter end, the Company launched an “at-the-market” equity issuance program in January 2017, pursuant to which the Company may offer and sell common shares with an aggregate gross sales price of up to $375.0 million.
Dividends
The Company declared a dividend of $0.375 per common share for the fourth quarter of 2016. The fourth quarter dividend was paid on January 13, 2017 to holders of record as of December 30, 2016.
The Company also declared a fourth quarter 2016 dividend on the Company’s 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, which was paid on December 30, 2016 to preferred shareholders of record as of the close of business on January 13, 2017.
Subsequent to quarter end, the Company declared a first quarter 2017 common share dividend of $0.375 per share payable on April 14, 2017 to shareholders of record as of March 31, 2017.
Subsequent to quarter end, the Company also declared a first quarter 2017 dividend on the Company's 7.125% Series A Cumulative Redeemable Preferred Shares in the amount of $0.44531 per share, payable on March 31, 2017 to preferred shareholders of record as of the close of business on March 15, 2017.
Company Profile
Gramercy Property Trust is a leading global investor and asset manager of commercial real estate. The Company specializes in acquiring and managing high quality, income producing commercial real estate leased to high quality tenants in major markets in the United States and Europe.
To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at 888-686-0112.
Conference Call
The Company's executive management team will host a conference call and audio webcast on Wednesday, March 1, 2017, at 11:00 AM EST to discuss 2016 full year and fourth quarter financial results. Presentation materials will be posted prior to the call on the Company's website, www.gptreit.com.
Interested parties may access the live call by dialing 1-888-317-6003, or for international participants 1-412-317-6061, using passcode 9938859. Additionally, the live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com in the Investor Relations section.
A replay of the call will be available at 2:00 PM EST, March 1, 2017 through midnight, March 15, 2017 by dialing 1-877-344-7529, or for international participants 1-412-317-0088, using the access code 10100663.
Disclaimer
Non GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.

 Gramercy Property Trust
Consolidated Balance Sheets
(Unaudited, dollar amounts in thousands, except per share data)

	December 31, 2016	December 31, 2015
Assets:
Real estate investments, at cost:
Land	$805,264	$702,557
Building and improvements	4,053,125	3,313,747
Less: accumulated depreciation	(201,525)	(84,627)
Total real estate investments, net	4,656,864	3,931,677
Cash and cash equivalents	67,529	128,031
Restricted cash	12,904	17,354
Investment in unconsolidated equity investments	101,807	580,000
Assets held for sale, net	—	420,485
Tenant and other receivables, net	72,795	34,234
Acquired lease assets, net of accumulated amortization of $133,710 and $54,323	618,680	682,174
Other assets	72,948	40,563
Total assets	$5,603,527	$5,834,518
Liabilities and Equity:
Liabilities:
Senior unsecured revolving credit facility	65,837	296,724
Exchangeable senior notes, net	108,832	106,581
Mortgage notes payable, net	558,642	530,222
Senior unsecured notes, net	496,464	99,124
Senior unsecured term loans	1,225,000	1,225,000
Total long-term debt, net	2,454,775	2,257,651
Accounts payable and accrued expenses	58,380	59,808
Dividends payable	53,074	8,980
Below market lease liabilities, net of accumulated amortization of $26,416 and $17,083	230,183	242,456
Liabilities related to assets held for sale	—	291,364
Other liabilities	46,081	52,290
Total liabilities	2,842,493	2,912,549
Commitments and contingencies
Noncontrolling interest in the Operating Partnership	8,643	10,892
Equity:
Common shares, par value $0.01, 140,647,971 and 140,174,384 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	1,406	1,402
Series A cumulative redeemable preferred shares, par value $0.01, liquidation preference $87,500, and 3,500,000 shares authorized, issued and outstanding at December 31, 2016 and December 31, 2015	84,394	84,394
Additional paid-in-capital	3,887,793	3,882,735
Accumulated other comprehensive loss	(4,128)	(5,751)
Accumulated deficit	(1,216,753)	(1,051,454)
Total shareholders' equity	2,752,712	2,911,326
Noncontrolling interest in other partnerships	(321)	(249)
Total equity	2,752,391	2,911,077
Total liabilities and equity	$5,603,527	$5,834,518

Gramercy Property Trust
Consolidated Statements of Operations
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues
Rental revenue	$95,573	$51,996	$387,032	$169,986
Third-party management fees	5,238	4,700	35,766	22,271
Operating expense reimbursements	21,160	12,701	86,878	41,814
Other income	4,231	580	7,588	3,201
Total revenues	126,202	69,977	517,264	237,272
Operating Expenses
Property operating expenses	22,759	13,070	93,123	42,076
Property management expenses	5,196	4,889	20,118	19,446
Depreciation and amortization	59,878	29,120	241,527	97,654
General and administrative expenses	9,345	5,495	33,237	19,794
Acquisition and merger-related expenses	3,564	47,832	9,558	61,340
Total operating expenses	100,742	100,406	397,563	240,310
Operating Income (Loss)	25,460	(30,429)	119,701	(3,038)
Other Expenses:
Interest expense	(18,163)	(11,438)	(75,434)	(34,663)
Equity in net income (loss) of unconsolidated equity investments	6,470	(133)	2,409	(1,107)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	7,229	—
Loss on extinguishment of debt	—	(9,472)	(20,890)	(9,472)
Impairment of real estate investments	(10,054)	—	(11,107)	—
Income (loss) from continuing operations before provision for taxes	3,713	(51,472)	21,908	(48,280)
Provision for taxes	574	(37)	(3,160)	(2,153)
Income (loss) from continuing operations	4,287	(51,509)	18,748	(50,433)
Income (loss) from discontinued operations before gain on extinguishment of debt and net gain on disposals	33	858	3,148	875
Gain on extinguishment of debt	—	—	1,930	—
Net gain on disposals	321	—	321	—
Income from discontinued operations	354	858	5,399	875
Income (loss) before net gain on disposals	4,641	(50,651)	24,147	(49,558)
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	5,341	—
Net gain on disposals	1,541	246	3,877	839
Net income (loss)	6,182	(50,405)	33,365	(48,719)
Net income (loss) attributable to noncontrolling interest	145	748	(7)	791
Net income (loss) attributable to Gramercy Property Trust	6,327	(49,657)	33,358	(47,928)
Preferred share dividends	(1,558)	(1,558)	(6,234)	(6,234)
Net income (loss) available to common shareholders	$4,769	$(51,215)	$27,124	$(54,162)
Basic earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.03	$(0.71)	$0.15	$(0.90)
Net income from discontinued operations	$—	$0.01	$0.04	$0.01
Net income (loss) available to common shareholders	$0.03	$(0.70)	$0.19	$(0.89)
Diluted earnings per share:
Net income (loss) from continuing operations, after preferred dividends	$0.03	$(0.71)	$0.15	$(0.90)
Net income from discontinued operations	$—	$0.01	$0.04	$0.01
Net income (loss) available to common shareholders	$0.03	$(0.70)	$0.19	$(0.89)
Basic weighted average common shares outstanding	140,298,149	72,879,409	140,192,424	60,698,716
Diluted weighted average common shares outstanding	141,228,218	72,879,409	141,009,021	60,698,716

Gramercy Property Trust
Reconciliation of Non-GAAP Financial Measures
(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$4,769	$(51,215)	$27,124	$(54,162)
Add:
Depreciation and amortization	59,878	29,120	241,527	97,654
FFO adjustments for unconsolidated equity investments	(3,320)	1,642	17,485	2,019
Net income attributable to noncontrolling interest	(145)	(748)	7	(791)
Net income from discontinued operations	(33)	(858)	(5,078)	(875)
Impairment of real estate investments	10,054	—	11,107	—
Less:
Non real estate depreciation and amortization	(223)	(217)	(895)	(870)
Gain on dissolution of previously held U.S. unconsolidated equity investment interests	—	—	(7,229)	—
Gain on sale of European unconsolidated equity investment interests held with a related party	—	—	(5,341)	—
Net gain on disposals	(1,862)	(246)	(4,198)	(839)
Funds from operations attributable to common shareholders and unitholders	$69,118	$(22,522)	$274,509	$42,136
Add:
Acquisition costs	3,564	435	9,558	6,395
Core FFO adjustments for unconsolidated equity investments	(632)	510	6,797	1,557
Merger related costs	—	47,397	—	54,945
Loss on extinguishment of debt	—	9,472	18,960	9,472
European Fund setup costs	—	—	—	221
Net income from discontinued operations related to properties	266	1,106	5,406	1,106
Mark-to-market on interest rate swaps[1]	(52)	600	(869)	600
Less:
Recovery of servicing advances	—	—	—	(1,071)
Core funds from operations attributable to common shareholders and unitholders	$72,264	$36,998	$314,361	$115,361
Add:
Non-cash share-based compensation expense	1,652	1,098	5,356	3,829
Amortization of market lease assets	3,562	1,145	14,816	3,777
Amortization of deferred financing costs and non-cash interest	779	461	565	1,731
Amortization of lease inducement costs	87	86	346	269
Non-real estate depreciation and amortization	223	217	895	870
Amortization of free rent received at property acquisition	1,332	530	2,569	3,415
Less:
AFFO adjustments for unconsolidated equity investments	(625)	378	727	259
Straight-lined rent	(6,464)	(3,266)	(25,548)	(12,206)
Amortization of market lease liabilities	(3,929)	(3,029)	(25,515)	(16,026)
Adjusted funds from operations attributable to common shareholders and unitholders	$68,881	$34,618	$288,572	$101,279
Funds from operations per share – basic	$0.49	$(0.30)	$1.95	$0.68
Funds from operations per share – diluted	$0.49	$(0.30)	$1.93	$0.67
Core funds from operations per share – basic	$0.51	$0.50	$2.23	$1.87
Core funds from operations per share – diluted	$0.51	$0.50	$2.21	$1.85
Adjusted funds from operations per share – basic	$0.49	$0.47	$2.05	$1.64
Adjusted funds from operations per share – diluted	$0.48	$0.46	$2.03	$1.62

Basic weighted average common shares outstanding – EPS	140,298,149	72,879,409	140,192,424	60,698,716
Phantom shares	—	136,904	—	136,904
Weighted average non-vested share based payment awards	—	498,672	—	445,610
Weighted average partnership units held by noncontrolling interest	636,705	491,571	696,662	518,336
Weighted average common shares and units outstanding	140,934,854	74,006,556	140,889,086	61,799,566
Diluted weighted average common shares and common share equivalents outstanding – EPS[2]	141,228,218	72,879,409	141,009,021	60,698,716
Weighted average partnership units held by noncontrolling interest	636,705	491,571	696,662	518,336
Weighted average share based payment awards	544,931	960,573	460,172	907,511
Weighted average share options	—	12,693	—	17,659
Phantom shares	—	136,904	—	136,904
Dilutive effect of Exchangeable Senior Notes	—	—	—	157,385
Diluted weighted average common shares and units outstanding	142,409,854	74,481,150	142,165,855	62,436,511

1.	For the three and twelve months ended December 31, 2015, the mark-to-market on interest rate swaps was reclassified from AFFO to Core FFO and is included in Core FFO for all periods presented.

2.
For the three and twelve months ended December 31, 2015, the Company had a net loss available to common shareholders and therefore the diluted weighted average share calculation, which is the denominator in diluted earnings per share, excludes potentially dilutive securities because they would have been anti-dilutive during those periods. FFO for the three months ended December 31, 2016 was negative and therefore FFO per share for that period excludes all potentially dilutive securities.

Disclaimers
Non-GAAP Financial Measures
The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found in this release.
Funds from operations (“FFO”): The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to noncontrolling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures.
Core FFO and adjusted funds from operations (“AFFO”): Core FFO and AFFO are presented excluding property acquisition costs, loss on extinguishment of debt, other-than-temporary impairments on retained bonds, mark-to-market on interest rate swaps, and one-time charges. AFFO of the Company also excludes non-cash share-based compensation expense, amortization of above- and below-market leases, amortization of deferred financing costs, amortization of lease inducement costs, non-real estate depreciation and amortization, amortization of free rent received at property acquisition, straight-line rent, and these AFFO adjustments as they pertain to the Company's unconsolidated equity investments. The Company believes that Core FFO and AFFO are useful supplemental measures regarding the Company’s operating performances as they provide a more meaningful and consistent comparison of the Company’s operating performance and allows investors to more easily compare the Company’s operating results.
FFO, Core FFO and AFFO do not represent cash generated from operating activities in accordance with GAAP and should not be considered as alternatives to net income (determined in accordance with GAAP), as indications of our financial performance, or to cash flow from operating activities as measures of our liquidity, nor are they entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculations of FFO, Core FFO and AFFO may be different from the calculations used by other companies and, therefore, comparability may be limited.
Forward-looking Information
This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including the factors listed in the Company's Annual Report on Form 10-K, in the Company's Quarterly Reports on Form 10-Q and in the Company's Current Reports on Form 8-K. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.
No Solicitation
This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities, nor shall there be any sale of these securities, in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.